SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2003



                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)


9189 Red Branch Road, Columbia, MD                21045
------------------------------------------------- -----------
(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

-----------------------------------------------------------------------

(Former name or former address, if changed since last report)


Item 5.  Other Events




http://www.gses.com


AT THE COMPANY                  AT FRB/WEBER SHANDWICK
Gill R. Grady                   Marilynn Meek              Susan Garland
Senior Vice President           (general info)             (analyst info)
410-772-3500                    212-445-8451                212-445-8458


FOR IMMEDIATE RELEASE


                 GSE Systems Announces Numerous Contract Awards
                            Totaling over $11 Million

Columbia, Maryland July 16, 2003 - GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and process control solutions for the energy and process industries, announced today the receipt of several contracts for power plant simulators. The total value of the contracts exceeds $8 million. These contracts, along with over $3 million of process automation orders received in the second quarter of 2003, increase the Company backlog to just under $40 million.

The largest order is from the Mexican Utility CFE for a major simulator upgrade to the Laguna Verde nuclear plant near Vera Cruz, Mexico. The project includes a total replacement of the plant modeling software, and re-use of most of the existing simulator control panels. This project will be completed in approximately two years.

The Company also received orders for simulators for two fossil power plants. Both awards are from a major fossil power plant DCS system vendor. The simulators replicate fossil power plants located in New York and Wisconsin. The simulators will be delivered in approximately 18 months. Contracts were also received to upgrade two other nuclear plant simulators in the US.

GSE President and Chief Operating Officer, Jerry Jen said, "We are very pleased to receive the Laguna Verde nuclear plant simulator project award. It raises our backlog significantly, and represents a new customer for GSE. The fossil plant awards also signify a rebound in that market segment, and the establishment of a relationship with one of the strongest control system manufacturers in the fossil power market."

Contact Gill Grady at 410-772-3604.


                       *    *    *

GSE Systems, Inc. is a real-time simulation, process control, and automation company with three decades of experience, over 500 applications, and 200 customers in more than 30 countries. Our software, hardware and integrated solutions leverage proven technologies to deliver real-world business advantages to the process and power industries worldwide including specialty chemical, food and beverage, petroleum refining, pharmaceutical, and fossil and nuclear power generation. GSE Systems is headquartered in Columbia, Maryland with offices throughout the United States. Our global locations include offices in Japan and Sweden. Information about GSE Systems is available via the Internet at http://www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.